UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

GP STRATEGIES CORPORATION
(Exact name of registrant as specified in its charter)

1-7234
(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, MD 21044
(Address of principal executive offices, with zip code)

(443) 367-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 8, 2018, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.
Our stockholders elected the Directors listed below for terms continuing until the next annual meeting of stockholders and until their respective successors are elected and qualify. The results of the voting were as follows:

	Common Shares Cast:
	For	Against	Abstentions	Broker Non-Votes
Tamar Elkeles	13,743,507	204,084	10,274	921,602
Marshall S. Geller	13,243,584	707,878	6,403	921,602
Scott N. Greenberg	13,729,959	220,115	7,791	921,602
Steven E. Koonin	12,591,588	1,360,812	5,465	921,602
Jacques Manardo	13,745,459	204,554	7,852	921,602
Richard C. Pfenniger, Jr.	12,777,101	1,173,856	6,908	921,602
Samuel D. Robinson	11,679,558	2,272,801	5,506	921,602
Miriam H. Strouse	13,742,326	205,374	10,165	921,602

2.
A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions
14,862,117	8,855	8,495

3.	A non-binding advisory proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
13,834,817	104,533	18,515	921,602

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: August 14, 2018	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, Secretary & General Counsel

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